Exhibit 99.1

REVOCABLE PROXY

LANDMARK BANCSHARES, INC.

REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [●], 2018

The undersigned hereby appoints R. Stanley Kryder and Terrence Y. DeWitt, or either of them, each with full power of substitution, as Proxies to vote all shares of the $5.00 par value common stock of Landmark Bancshares, Inc. (“Landmark”) that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held [●], 2018, at [●] , local time, at [●] (the “Landmark special meeting”), and at any postponement or adjournment thereof.

The Landmark Board of Directors recommends a vote “FOR” the following proposals:

1.          Approval of Agreement and Plan of Merger. To authorize, approve and adopt the Agreement and Plan of Merger, dated April 24, 2018, by and between National Commerce Corporation (“NCC”) and Landmark, pursuant to which Landmark will merge with and into NCC on and subject to the terms and conditions contained therein, as more fully described in the accompanying proxy statement-prospectus.

For _____               Against _____                    Abstain _____

2.          Adjournment. To approve one or more adjournments of the special meeting, if necessary or appropriate, in order to permit further solicitation of proxies if there are not sufficient votes to approve the merger agreement or the termination of the shareholders agreement at the time of the special meeting.

For _____               Against _____                    Abstain _____

THIS PROXY IS SOLICITED BY LANDMARK’S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 AND 2.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW.

If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

By: ________________________________ By: ________________________________ (If held jointly) Date: ______________________________

Shareholder Information:

Detach above card, mark, sign, date and return in the envelope furnished.